UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

FASTLY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FASTLY, INC.

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS

JUNE 3, 2020

On April 24, 2020, Fastly, Inc. filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission relating to its Annual Meeting of Shareholders to be held on June 9, 2020. This supplement (the “Supplement”) should be read in conjunction with the Proxy Statement.

Proposal 2 of the Proxy Statement concerns the approval of a proposed amendment to our Amended and Restated Certificate of Incorporation to change the final conversion date of our Class B common stock from ten years following our initial public offering to seven years following our initial public offering (“Proposal 2”).

The Proxy Statement did not state that the affirmative vote of the holders of a majority of the voting power of our outstanding shares of Class B common stock, voting as a single class, will be required to approve Proposal 2.

This Supplement is to clarify that the voting requirement set forth in the last paragraph on page 17 of the Proxy Statement is as follows:

“The affirmative vote of the holders of a majority of the voting power of our outstanding shares of Class A common stock and Class B common stock, voting together, and the affirmative vote of the holders of a majority of the voting power of our outstanding shares of Class B common stock, voting as a single class, will be required to approve this amendment to our Amended and Restated Certificate of Incorporation.”

All other references to the vote required for approval of Proposal 2 in the Proxy Statement, including under “How many votes are needed to approve each proposal?” on page 5 thereof, are also hereby clarified to provide that such approval requires the affirmative vote of the holders of a majority of the voting power of our outstanding shares of Class A common stock and Class B common stock, voting together, and the affirmative vote of the holders of a majority of the voting power of our outstanding shares of Class B common stock, voting as a single class.

Except as revised by the information contained herein, this Supplement does not revise or update any of the other information set forth in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

If you have already submitted a proxy, your vote will count as submitted by you. If you have already submitted a proxy and wish to change your vote, please revoke your proxy by following the procedures described in the Proxy Statement and vote again. If you have not yet submitted a proxy, the Board of Directors urges you to vote by following the procedures described in the Proxy Statement.

This Supplement has been filed with the Securities and Exchange Commission and first made available to stockholders on June 3, 2020.